UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2006

Date of Report (Date of earliest event reported)

Captaris, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10885 N.E. 4th Street, Suite 400 Bellevue, Washington 98004
(Address of principal executive offices) (Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 14, 2006, Captaris, Inc. issued its Proxy Statement for its 2006 Annual Meeting of Shareholders. The Proxy Statement includes a proposal to approve the Captaris, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) that will amend and restate the 1989 Restated Stock Option Plan (the “1989 Plan”).

The Company would like to confirm that, as disclosed in the Proxy Statement, the 2006 Plan would not authorize any additional shares for issuance other than shares already currently available for issuance under the 1989 Plan.

There were 12,900,000 shares originally authorized for the grant of stock options under the 1989 Plan. As of April 3, 2006, 3,475,039 of these shares were available for future grants, 2,492,999 were subject to outstanding options, and 6,931,962 had been issued upon the exercise of stock options. As is disclosed in more detail in the Proxy Statement the 2006 Plan is amending and restating the 1989 Plan to, among other things, authorize the issuance of additional types of stock awards but is not authorizing any new or additional shares. Accordingly, if the 2006 Plan is approved, the total number of shares available for grant under the 2006 Plan, plus the number of shares subject to outstanding awards under the 2006 Plan, would be approximately 5,968,038 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Captaris, Inc.

Dated: May 31, 2006	By:	/s/ Peter Papano
Peter Papano
Chief Financial Officer